Exhibit 23.1.c

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-51799 on Form S-3 and Registration
Statement No. 333-32636 and No. 33-45618 on Form S-8 of
Great Plains Energy, Inc. and Registration Statement No. 333-18139 on Form S-3 of Kansas City Power & Light Company of our report dated January 30, 2002 (relating to the financial statements of DTI Holdings, Inc. and Subsidiaries not presented separately herein), appearing in this Annual
Report on Form 10-K of Great Plains Energy for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri

February 22, 2002